Exhibit 10
June 16, 1997

The Board of Directors
The Multicare Companies, Inc.
411 Hackensack Avenue
Hackensack, NJ  07601

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of The Multicare Companies, Inc. ("Multicare") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 16, 1997 (the "Merger Agreement"), by and among Genesis ElderCare Corp. ("GEC"), Genesis ElderCare Acquisition Corp., a wholly owned subsidiary of GEC ("Merger Sub"), and Multicare. As more fully described in the Merger Agreement, (i) GEC will cause Merger Sub to commence a tender offer to purchase all outstanding shares of the common stock, par value $0.01 per share, of Multicare (the "Multicare Common Stock") at a purchase price of $28.00 per share, net to the seller in cash (the "Tender Offer") and (ii) subsequent to the Tender Offer, Merger Sub will be merged with and into Multicare (the "Merger" and, together with the Tender Offer, the "Transaction") and each outstanding share of Multicare Common Stock not previously tendered will be converted into the right to receive $28.00 in cash.

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Multicare and certain senior officers and other representatives of GEC concerning the business, operations and prospects of Multicare. We examined certain publicly available business and financial information relating to Multicare as well as certain financial forecasts and other information and data for Multicare which were provided to or otherwise discussed with us by the management of Multicare. We reviewed the financial terms of the Transaction as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Multicare Common Stock; the historical and projected earnings and other operating data of Multicare; and the capitalization and financial condition of Multicare. We considered, to the extent publicly available, the financial terms of similar transactions recently effected which we considered relevant in evaluating the Transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Multicare. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of Multicare. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Multicare that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Multicare as to the future financial performance of Multicare. We have not made or


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The Board of Directors
The Multicare Companies, Inc.
June 16, 1997
Page 2


been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Multicare nor have we made any physical inspection of the properties or assets of Multicare. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to Multicare in connection with the proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Multicare and certain affiliates of GEC for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to Multicare unrelated to the proposed Transaction, for which services we have received compensation. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with Multicare, GEC and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Multicare in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to whether or not such stockholder should tender shares of Multicare Common Stock in the Tender Offer or how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent; provided that this opinion letter may be included in its entirety in the Solicitation/Recommendation Statement of Multicare relating to the proposed Transaction.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the cash consideration to be received by the holders of Multicare Common Stock (other than GEC and its affiliates) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,



SMITH BARNEY INC.